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                                                                       EXHIBIT i


                               CONSENT OF COUNSEL

                          AIM INTERNATIONAL FUNDS, INC.

            We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel to the Company" in the Statement of Additional Information for the retail classes of AIM Asia Pacific Growth Fund, AIM European Growth Fund, AIM International Growth Fund, AIM Global Aggressive Growth Fund and AIM Global Growth Fund, which is included in Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-44611), and Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of AIM International Funds, Inc.

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP

                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 2, 2003